CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lester Esguerra Martinez, President, Secretary and Treasurer of Stevia Agritech Corp. (formerly Kids Only Market Inc.), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
this Amendment No. 1 to the report on Form 10-Q of Stevia Agritech Corp. (formerly Kids Only Market Inc.) for the period ended June 30, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stevia Agritech Corp. (formerly Kids Only Market Inc.).

Dated: September 10, 2012

/s/ Lester Esguerra Martinez
Lester Esguerra Martinez
President, Secretary and Treasurer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stevia Agritech Corp. (formerly Kids Only Market Inc.) and will be retained by Stevia Agritech Corp. (formerly Kids Only Market Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.